Exhibit 99.2

1ST Constitution Bancorp

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

					Pro Forma
					Combined
	1ST		Pro Forma		1ST
	Constitution	Shore	Adjustments		Constitution
	(Dollars in thousands, except shares and per share amounts)
Assets
Cash and cash equivalents	$20,756	$34,505	$(26,418)	1,8	$28,843
Investment Securities
Available for sale	135,084	11,483	0		146,567
Held to maturity	74,909	15,878	349	2	91,136
Loans held for sale	6,738	0	0		6,738
Total loans	1,025,031	210,472	(5,562)	2	1,229,941
Allowance for loan losses	(8,977)	(2,571)	2,571	2	(8,977)
Net loans	1,016,054	207,901	(2,991)		1,220,964
Goodwill	11,854	0	20,209	7	32,063
Other intangibles	311	0	2,810	3	3,121
Other assets	76,859	15,905	(127)	2,4,8	92,637

Total Assets	$1,342,565	$285,672	$(6,168)		$1,622,069

Liabilities and Shareholders' Equity
Liabilities
Deposits	1,023,059	249,929	0		1,272,988
Other borrowings	137,800	0	0		137,800
Redeemable subordinated debentures	18,557	0	0		18,557
Other liabilities	24,622	2,729	1,766	5	29,117
Total Liabilities	1,204,038	252,658	1,766		1,458,462
Total Shareholders' Equity	138,527	33,014	(7,934)	1,6,8	163,607

Total Liabilities and Shareholders' Equity	$1,342,565	$285,672	$(6,168)		$1,622,069

Book value	$15.95	$10.57			$16.05
Tangible book value	$14.55	$10.57			$12.60
Shares outstanding	8,682,401	3,123,456			10,191,749

Adjustments: Pro Forma Condensed Combined September 30, 2019 Balance Sheet

1	To adjust for the consideration to be exchanged based on the merger agreement. The outstanding stock options issued by Shore will be cashed out at $16.50 per share.

Cash paid to shareholders	$24,235
Cash paid for options	1,433
Total cash paid	25,668
Common shares issued	25,704
Total consideration exchanged	$51,372

2	The pro forma adjustments reflect the estimated fair values of the assets. With respect to loans, the fair value adjustment includes a negative $5.6 million credit component based upon 1st Constitution management's review and analysis of a significant portion of the loans.

No fair value adjustment to loans for interest rates was made at the time of initial analysis because 1st Constitution management estimated that overall the yield of the loans in the loan portfolio approximated market yields.

The allowance for loan losses at September 30, 2019 is eliminated. The estimated fair value of leasehold improvements is $1.0 million lower than the current carrying amount. The carrying value of OREO was reduce by $623,000 to reflect 1st Constitution management's plan to dispose of the OREO assets in an auction, bulk sale or some other manner.

Investments -HTM	$349
Loans	(5,562)
Allowance for loan losses	2,571
Fixed assets	(1,000)
OREO	(623)
$(4,265)

3	The pro forma adjustment reflects the estimate fair value of the identified intangible asset for core deposits.

Core deposit intangible	$2,810

4	The pro forma adjust reflects the estimated effect to the net deferred tax asset and liability of the fair value pro forma adjustments. The deferred tax asset or liability was calculated based upon a combined federal and state statutory tax rate of 28.11% to 30.01% depending upon the estimated year of reversal of the book-tax differences.

Deferred tax liability-HTM investments	$(98)
Deferred tax asset- loan valuation	841
Deferred tax asset-fixed assets	281
Deferred tax asset-OREO	175
Deferred tax asset-stock option buy-out	430
Deferred tax asset-employment contracts	530
Deferred tax liability-AFS investments-OCI	1
Deferred tax liability- core deposit intangible	(790)
$1,370

5	The pro forma adjustment reflects the estimated employment contract termination liability

Accrued expenses	$1,766

6	The pro forma adjustment eliminates the shareholders' equity of Shore

Common stock	$(27,182)
Retained earnings (loss)	(5,822)
Accumulated other comprehensive income	(4)
$(33,008)

7	The estimated fair value of assets acquired and liabilities assumed in the merger are as follows:

Assets of Shore
Cash and cash equivalents	$34,505
Investment Securities
Available for sale	11,483
Held to maturity	16,227
Total loans	204,910
Other intangibles	2,810
Other assets	15,652
Total assets acquired	285,587

Liabilities of Shore
Deposits	$249,929
Other liabilities	4,495
Total liabilities assumed	254,424

Net assets acquired	$31,163
Total consideration exchanged	51,372
Excess of consideration paid over fair value of assets acquired	$20,209

8	Record future 1st Constitution and Shore transaction expenses related to completing the merger transaction

Retained earnings	$(750)
Deferred tax asset	126
Net adjustment to retained earnings	$(624)

Any changes in the price of 1st Constitution common stock would change the purchase price allocated to goodwill.

The following table represents the sensitivity of the purchase price and resulting goodwill to be recorded based upon the assumed change in the price of 1st Constitution common stock of $18.75, which was the closing price of the stock on September 30, 2019.

	Purchase	Estimated
	Price	Goodwill
Unaudited, dollars in thousands
As presented in the pro forma combined condensed balance sheet	$51,372	$20,209
20% increase in 1st Constitution common stock price	$56,513	$25,350
20% decrease in 1st Constitution common stock price	$46,231	$15,068

Minimum 1st Constitution common stock price allowed under the merger agreement:

There is no minimum price under the merger agreement, but if 1st Constitution's price is less than $15.02, Shore may terminate the merger agreement, under certain circumstances described in section 8.1 (k) of the merger agreement, unless 1st Constitution agrees to increase the share consideration by increasing the exchange ratio in accordance with section 8.1 (k) of the merger agreement.

1ST Constitution Bancorp

Pro Forma Condensed Combined Statement of Income

Combining the Nine Months Ended September 30, 2019

					Pro Forma
					Combined
	1ST		Pro Forma		1ST
	Constitution	Shore	Adjustments		Constitution
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees	$38,342	$8,406	$834	1	$47,582
Securities and other	5,000	955	(417)	2,3	5,538
Total Interest Income	43,342	9,361	417		53,120

Interest Expense
Deposits	7,892	1,588	0		9,480
Borrowings	698	0	0		698
Redeemable subordinated debentures	575	0	0		575
Total Interest Expense	9,165	1,588	0		10,753

Net Interest Income	34,177	7,773	417		42,367
Provision for loan losses	1,050	0	0		1,050
Net Interest Income After
Provision for Loan Losses	33,127	7,773	417		41,317

Other Income	6,242	492	0		6,734
Other Expense	25,096	4,922	(707)	4,5,6	29,311
Income before Income Taxes	14,273	3,343	1,124		18,740
Provision for income taxes	3,883	1,056	219	7	5,138
Net Income Available to Common Shareholders	$10,390	$2,287	$905		$13,582

Earnings Per Share
Basic	$1.20	$0.73			$1.34
Diluted	$1.19	$0.72			$1.33

Weighted Average Shares Outstanding
Basic	8,641,684	3,123,456			10,151,032
Diluted	8,698,959	3,192,318			10,208,307

Adjustments: Pro Forma Condensed Combined Statement of Income - Nine Months Ended September 30, 2019

1	The pro forma adjustment to loan interest income includes the negative fair value adjustment, which is being accreted to income over the estimated maturity of the loans of five years on a straight line basis.

Interest income-loans	834

2	The pro forma adjustment to securities and other interest income reflects the reduction of cash and the corresponding reduction of interest income

Interest income-securities and other	365

3	The pro forma adjustment to securities and other interest income reflects the amortization of the fair value adjustment to investment securities over the estimated maturity of five years

Interest income-securities and other	(52)

4	The pro forma adjustment reduced depreciation expense for the effect of the fair value adjustment to leasehold improvements over the estimated life of 20 years on a straight line basis.

Other expense	(38)

5	The pro forma adjustment reflects the amortization of the core deposit intangible asset over the estimated life of 10 years using accelerated amortization

Other expense	301

6	The pro forma adjustment eliminates the merger expenses incurred through September 30, 2019

Other expense	(582)

7	The pro forma adjustment reflects the effect on income tax expense of the above pro forma adjustments

Provision for income taxes	219